Exhibit 3.121
[STAMP]
ARTICLES OF INCORPORATION
OF
MMG DEVELOPMENT CORP.
a Florida Corporation
          The undersigned, acting as incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation for such corporation.
ARTICLE I
CORPORATE NAME
          The name of this Corporation shall be:
MMG DEVELOPMENT CORP.
ARTICLE II
NATURE OF CORPORATE BUSINESS
          The Corporation may engage in or transact any or all activity or business permitted under the laws of the United States and of the State of Florida.
ARTICLE III
CAPITAL STOCK
          The Corporation is authorized to issue and have outstanding at any one time an aggregate number of 1000 shares of one class of common stock having a par value of $.01 per share. The consideration to be paid for each share of stock shall be fixed by the Board of Directors.
ARTICLE IV
PREEMPTIVE RIGHTS
          All shareholders of the Corporation shall be vested with full preemptive rights.

ARTICLE V
EXISTENCE
          The Corporation shall commence its existence upon the filing of these Articles of Incorporation.
          The Corporation shall have a perpetual existence, unless sooner dissolved according to law.
ARTICLE VI
INITIAL REGISTERED AGENT AND INITIAL REGISTERED OFFICE
          The Corporation’s Initial Registered Agent and Registered Office in the State of Florida are:

INITIAL REGISTERED AGENT:	STEVEN M. MEYERS, P.A.

INITIAL REGISTERED OFFICE:	One Biscayne Tower, Suite 3550
Two South Biscayne Boulevard
Miami, Florida 33131
ACKNOWLEDGEMENT AND CONSENT OF REGISTERED AGENT
          Having been named Initial Registered Agent to accept service of process on the Corporation at the Initial Registered Office designated in these Articles of Incorporation, I hereby accept such status and consent to act in this capacity and agree to comply with all the requirements of law pertaining thereto.

REGISTERED AGENT
By:	/s/ Steven M. Meyers
Steven M. Meyers, President

ARTICLE VII
INITIAL BOARD OF DIRECTORS
          The number of Directors constituting the initial Board of Directors of the Corporation is four (4). The number of directors may be increased or decreased from time to time, by the By-Laws adopted by the shareholders, but shall never be less than one (1) nor more than four (4).
ARTICLE VIII
INITIAL DIRECTORS
          The names and addresses of the initial members of the Board of Directors are:
Hillel A. Meyers
4875 Pine Tree Drive
Miami Beach, Florida 33140
Neil S. Meyers
11111 Biscayne Boulevard
Suite 1157
Miami, Florida 33161
Ronald S. Molko
909 Breakers Avenue
Fort Lauderdale, Florida 33304
Gene Grabarnick
909 Breakers Avenue
Fort Lauderdale, Florida 33304
ARTICLE IX
CUMULATIVE VOTING FOR DIRECTORS
          At all elections of directors of this corporation, each shareholders shall be entitled to as many votes as shall equal the number of votes which (except for these provisions as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all such votes for a singular director, or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

ARTICLE X
PRINCIPAL OFFICE
          The principal office of the corporation is:
One Biscayne Tower
Suite 3550
Two South Biscayne Boulevard
Miami, Florida 33131
ARTICLE XI
MAILING ADDRESS
          The mailing address of the corporation is:
One Biscayne Tower
Suite 3550
Two South Biscayne Boulevard
Miami, Florida 33131
ARTICLES XII
POWERS
          This corporation shall have all of the corporate powers enumerated in the Florida General Corporation Act.
ARTICLE XIII
INCORPORATOR
          The name and address of the Incorporator executing these Articles of Incorporation is:
Steven M. Meyers
One Biscayne Tower, Suite 3550
Two South Biscayne Boulevard
Miami, Florida 33131
ARTICLE XIV
AMENDMENT OF ARTICLES
          This Corporation reserves the right to amend or repeat any provisions contained in these Articles of Incorporation or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.
          IN WITNESS WHEREOF, I, the Incorporator, have executed these Articles of

Incorporation this 22nd day of August, 1994.

/s/ Steven M. Meyers
Steven M. Meyers
Incorporator

STATE OF FLORIDA
COUNTY OF DADE
          The foregoing instrument was acknowledged before me this 22nd day of August, 1994, by STEVEN M. MEYERS, the Incorporator described in and who executed the foregoing Articles of Incorporation, who is personally known to me, and who did not take an oath.
          Witness my hand and official seat in the county and state last aforesaid, this 22nd day of August, 1994.

/s/ Donna A. Jackson
Notary Public, State of Florida at large
my commission expires:

/s/ Donna A. Jackson
(Notary — print name)